EXHIBIT 21

LIST OF REGISTRANT'S SUBSIDIARIES AND AFFILIATES

Aljoma Holding Company, LLC	Michigan	UFP International Employment Services, LLC	Michigan
Aljoma Lumber, Inc.	Florida	UFP ISF, LLC	Michigan
Ardellis Insurance Ltd.	Bermuda	UFP Janesville, LLC	Michigan
Caliper Building Systems, LLC	Michigan	UFP Kyle, LLC	Michigan
CA Truss, Inc.	Michigan	UFP Lafayette, LLC	Michigan
D&R Framing Contractors, LLC	Michigan	UFP Lansing, LLC	Michigan
Discount Building Products, LLC	Michigan	UFP Magna, LLC	Utah
Eovations, LLC	Michigan	UFP McMinnville, LLC	Michigan
Integra International Pty Ltd	Michigan	UFP Mexico Embalaje y Distribution, S. de R.L. de C. V.	Mexico
International Wood Industries, Inc.	California	UFP Mid-Atlantic, LLC	Michigan
Landura, LLC	Texas	UFP Millry, LLC	Michigan
Maine Ornamental, LLC	Michigan	UFP Minneota, LLC	Michigan
Metaworld Technologies, LLC	Michigan	UFP Morristown, LLC	Michigan
Mid-Atlantic Framing, LLC	Michigan	UFP Moultrie, LLC	Michigan
North Atlantic Framing, LLC	Michigan	UFP National Enterprises, Inc.	Michigan
Pinelli Universal TKT, S de R.L. de C.V.	Mexico	UFP New London, LLC	Michigan
Pinelli Universal, S de R.L. de C.V.	Mexico	UFP New Waverly, LLC	Michigan
PR Distribution, LLC	Puerto Rico	UFP New Windsor, LLC	Michigan
Shawnlee Construction, L.L.C.	Michigan	UFP New York, LLC	Michigan
Shepardville Construction, LLC	Michigan	UFP North Atlantic, LLC	Michigan
TKT Real State, S. de R.L. de C.V.	Mexico	UFP Northeast, LLC	Michigan
Treating Services of Minnesota, LLC	Michigan	UFP Parker, LLC	Michigan
Tresstar, LLC	Michigan	UFP Purchasing, Inc.	Michigan
Universal Forest Products Education Foundation	Michigan	UFP Ranson, LLC	Michigan
Universal Forest Products Foundation	Michigan	UFP RE Acquisition, LLC	Michigan
U.F.P. Mexico Holdings, S. de R.L.	Mexico	UFP Riverside, LLC	Michigan
UFP Albuquerque, LLC	Mexico	UFP Saginaw, LLC	Michigan
UFP Altoona, LLC	Pennsylvania	UFP Salisbury, LLC	Michigan
UFP Ashburn, LLC	Michigan	UFP San Antonio, LLC	Michigan
UFP Atlantic, LLC	Michigan	UFP Sauk Rapids, LLC	Michigan
UFP Atlantic Division, LLC	Michigan	UFP Schertz, LLC	Michigan
UFP Auburndale, LLC	Michigan	UFP Shawnee, LLC	Oklahoma
UFP Australia Ptd Ltd	Australia	UFP Southeast, LLC	Michigan
UFP Australia Real Estate Pty Ltd	Michigan	UFP Southwest, LLC	Michigan

UFP Belchertown, LLC	Michigan	UFP Stockertown, LLC	Michigan
UFP Berlin, LLC	Michigan	UFP Thorndale Partnership	Canada
UFP Blanchester, LLC	Michigan	UFP Thornton, LLC	Michigan
UFP Caldwell, LLC	Idaho	UFP Transportation, Inc.	Michigan
UFP Chandler, LLC	Michigan	UFP Union City, LLC	Michigan
UFP Dallas, LLC	Michigan	UFP Ventures II, Inc.	Michigan
UFP Distribution, LLC	Michigan	UFP Warranty Corporation	Michigan
UFP Eagan, LLC	Michigan	UFP Warrens, LLC	Michigan
UFP East Central, LLC	Michigan	UFP Washington, LLC	Michigan
UFP Eastern Division, Inc.	Michigan	UFP West Central, LLC	Michigan
UFP Eaton LLC	Michigan	UFP Western Division, Inc.	Michigan
UFP Eatonton, LLC	Michigan	UFP White Bear Lake, LLC	Michigan
UFP Elizabeth City, LLC	Michigan	UFP Windsor, LLC	Michigan
UFP Far West, LLC	Michigan	UFP Woodburn, LLC	Michigan
UFP Folkston, LLC	Michigan	United Lumber & Reman, LLC	Alabama
UFP Franklinton, LLC	Michigan	Universal Consumer Products, Inc.	Michigan
UFP Gear, LLC	Michigan	Universal Forest Products of Canada, Inc.	Canada
UFP Gordon, LLC	Michigan	Universal Forest Products RMS, LLC	Michigan
UFP Grandview, LLC	Michigan	Universal Forest Products Texas LLC	Michigan
UFP Granger, LLC	Michigan	Upshur Forest Products, LLC	Michigan
UFP Great Lakes, LLC	Michigan	Western Building Professionals of California II Limited Partnership	Michigan
UFP Gulf, LLC	Michigan	Western Building Professionals of California, Inc.	Michigan
UFP Haleyville, LLC	Michigan	Western Building Professionals, LLC	Michigan
UFP Hamilton, LLC	Michigan
UFP Harrisonville, LLC	Michigan
UFP Hillsboro, LLC	Michigan